Exhibit h
GSC INVESTMENT CORP.
[     ] Shares of Common Stock
($0.0001 par value)
UNDERWRITING AGREEMENT
New York, New York
[     ] , 2007
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Wachovia Capital Markets, LLC
As Representatives of the several Underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Wachovia Capital Markets, LLC
301 South College Street
Charlotte, NC 28288
Ladies and Gentlemen:
     The undersigned, GSC Investment Corp., a Maryland corporation (the “Company”), and GSCP (NJ), L.P., a Delaware limited partnership (the “Adviser”), address you as underwriters and as the representatives (the “Representatives”) of each of the several underwriters named on Schedule I hereto (the “Underwriters”). The Company proposes to sell to the Underwriters [     ] shares (the “Underwritten Securities”) of its common stock, par value $0.0001 per share (the “Common Shares”). The Company also proposes to grant to the Underwriters an option to purchase up to [     ] additional Common Shares to cover over-allotments (the “Option Securities”). The Underwritten Securities and the Option Securities are hereinafter collectively referred to as the “Securities.” Unless otherwise stated, the term “you” as used herein means Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC individually on their own behalf and as representatives of the other Underwriters. Certain terms used herein are defined in Section 22 hereof.
     The Company and the Adviser wish to confirm as follows their agreements with the Representatives and the other several Underwriters on whose behalf you are acting in connection with the several purchases of the Securities by the Underwriters.
     On October 17, 2006, GSC Investment LLC, a Maryland limited liability company (“GSC LLC”), GSC CDO III, L.L.C., a Delaware limited liability company, the other investors named therein (together with GSC CDO III L.L.C., the “Investors”) and the Adviser entered into a contribution and exchange agreement (the “Contribution Agreement”), pursuant to which (i) the Investors agreed to transfer their respective direct or indirect equity interests in GSC Partners CDO Fund III, Limited, an exempted company with limited liability under the Companies Law (2004 Revision) of the Cayman Islands (“CDO Fund III”), to GSC LLC in exchange for shares (the “LLC shares”) representing membership interests in GSC LLC and (ii) the Adviser agreed to assign its rights to act as collateral manager to CDO Fund III in exchange for additional LLC shares.
     On [     ], 2007, GSC LLC and CDO Fund III entered into a portfolio acquisition agreement (the “Portfolio Acquisition Agreement”), pursuant to which GSC LLC agreed to purchase, on the terms, and subject to the conditions specified in the Portfolio Acquisition Agreement, a portfolio of approximately $216 million of debt investments that consists of first lien and second lien senior loans, senior secured bonds, unsecured bonds and mezzanine debt (the “Portfolio”).
     On [     ], 2007, GSC LLC merged with and into the Company. In connection with the merger, the outstanding LLC shares were converted into and exchanged for, on a one-for-one basis, Common Shares. Such transaction is referred to herein as the “Merger Transaction.” For the purposes of this Agreement, unless the context otherwise requires, references to the Company shall be deemed to include GSC LLC.
     Promptly following the closing of the Merger Transaction, the Company elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 Act, as amended (the “1940 Act”), and will elect to be taxable as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), commencing with its taxable year ending December 31, 2007.
     1. Representations and Warranties. The Company and the Adviser, jointly and severally, represent and warrant to each Underwriter as set forth below in this Section 1.
     (a) The Company has prepared and filed with the Commission a registration statement (file number 333-138051) on Form N-2, including a related preliminary prospectus for registration under the Securities Act and the 1940 Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 497. In the case of clause (2), the Company has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Securities Act and the 1940 Act and the Rules and Regulations to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.
     (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 497 and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, and the 1940 Act Notification when originally filed with the Commission and any amendment or supplement thereto when filed with the Commission did or will, comply in all material respects with the applicable requirements of the Securities Act, the 1940 Act and the Rules and Regulations and the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 497, will not, and on the date of any filing pursuant to Rule 497 and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Adviser makes any representation or warranty as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.
     (c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) The Company has elected to be treated as a BDC under the 1940 Act and is eligible to make such an election.
     (e) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (f) The Company has been duly formed and is validly existing as a corporation under the laws of the State of Maryland and in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and has the power to own or lease, as the case may be, and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Portfolio Acquisition Agreement, the Contribution Agreement, that certain administration agreement, dated [     ], 2007 between the Company and the Adviser, as administrator (the “Administration Agreement”), that certain custodian agreement, dated [     ], 2007 between the Company and U.S. Bank National Association (the “Custodian Agreement”), that certain investment advisory and management agreement, dated [     ], 2007, between the Company and the Adviser (the “Management Agreement”), and that certain trademark license agreement, dated January [     ], 2007, between the Company and the Adviser (the “Trademark Agreement”). The

Company is duly qualified to do business as a foreign corporation in good standing under the laws of each jurisdiction as set forth on Schedule II hereto.
     (g) The Company has no subsidiaries other than those disclosed in the Registration Statement. The Company owns all of the outstanding equity interests of its subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties.
     (h) The Company’s authorized equity capitalization is as set forth in the most recent Registration Statement and the Prospectus; the authorized stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus. All of the outstanding Common Shares of the Company are directly owned of record and beneficially by the Persons set forth on Schedule IV hereto. All of such Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable and were issued in transactions exempt from registration under the Securities Act and applicable state securities laws; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange (“NYSE”); the certificates for the Securities are in valid and sufficient form; the holders of outstanding Common Shares are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
     (i) There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required by the Securities Act, the 1940 Act or the Rules and Regulations; and the statements in the Registration Statement and the Prospectus under the headings “Risk Factors,” “Contribution,” “Capitalization,” “Management,” “Certain Relationships,” “Material U.S. Federal Income Tax Considerations,” “Description of Our Common Stock,” “Regulation,” and “Shares Eligible for Future Sale” fairly summarize the matters therein described.
     (j) This Agreement has been duly authorized, executed and delivered by the Company. The Management Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a legal, valid, binding and enforceable instrument of the Company (subject applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity); the Contribution Agreement has been duly authorized, executed and delivered by each of the parties thereto and constitutes a legal, valid, binding and enforceable instrument of such parties (subject to bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity); the Portfolio Acquisition Agreement has been duly authorized, executed and delivered by each of GSC LLC and CDO Fund III and constitutes a legal, valid, binding and enforceable instrument of GSC LLC and CDO Fund III (subject to bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity); the Administration Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a legal, valid, binding and enforceable instrument of the Company (subject to bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity); the Trademark Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a legal, valid, binding and enforceable instrument of the Company (subject to bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity); and the Custodian Agreement has been duly authorized by the

Company and, when executed and delivered by the Company, will constitute a legal, valid, binding and enforceable instrument of the Company (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity);
     (k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold; or (ii) filings with any applicable stock exchange.
     (l) Except as described in the Registration Statement and the Prospectus, none of the execution and delivery of this Agreement or any of the Company Agreements, or the issuance and sale of the Securities, or the consummation of the transactions under the Portfolio Acquisition Agreement or any other of the transactions described herein or the fulfillment of the terms hereof or thereof conflicts or will conflict with, requires the consent of any third party, or results in a material breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of any of the parties to such agreements (other than the Underwriters) pursuant to (i) the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, articles of organization, operating agreement, charter or other organizational documents, as applicable, of any such parties; (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any such parties or CDO Fund III is a party or is bound or to which any of their respective property is subject, other than conflicts with the indenture and other transaction documents to which CDO Fund III is presently a party, and the consents required to amend or supplement such indenture and other documents in order to eliminate such conflict, which consents will be obtained and which conflicts will be eliminated on or prior to the date on which the Portfolio Acquisition Agreement is effective as to CDO Fund III; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any such parties or any of their respective properties or assets.
     (m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its properties or assets is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a material adverse effect on the performance of this Agreement or any of the Company Agreements, or the consummation of any of the transactions contemplated hereby or thereby, or on the financial condition, prospects, earnings, business or properties of the Company taken as a whole, whether or not arising from transactions in the ordinary course of business (collectively, a “Material Adverse Effect”), except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).
     (n) The Company owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.
     (o) Neither the Company nor its subsidiaries is in violation or default of (i) any provision of its declaration of trust, certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, operating agreement, charter or other organizational documents, as applicable; (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its properties or assets is subject; or (iii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or of any decree of the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over it or any of its properties, as applicable, except, with respect to (ii) and (iii) only, for such violation or default that would not have a Material Adverse Effect.
     (p) Ernst & Young LLP, who have audited the financial statements included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act.
     (q) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges under federal and state law, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.
     (r) The Company has timely filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (s) No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors, tenants or customers, except as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).
     (t) The Company will be insured by insurers of recognized financial responsibility against losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and the Company has not been refused any insurance coverage sought or applied for.
     (u) The Company possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or non-U.S. regulatory authorities necessary to conduct their respective businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
     (v) The Company is not required to maintain or contribute to (i) a pension plan covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and the published interpretations thereunder (“ERISA”) or (ii) a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)).
     (w) Neither the Company nor, to the knowledge of the Company or the Adviser, any trustee, member, manager, partner, director, officer, agent, employee or Affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the

“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and, to the knowledge of the Company and the Adviser, its Affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (x) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Adviser, threatened.
     (y) Neither the Company nor, to the knowledge of the Company or the Adviser, any trustee, member, manager, partner, director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly knowingly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (z) Prior to the date hereof, the Company and the Adviser has furnished to the Representatives lock-up letters, each substantially in the form of Exhibit A hereto, duly executed by each of the Persons set forth on Schedule V hereto and addressed to the Representatives.
     (aa) Each of the independent directors or director nominees named in the Registration Statement and the Prospectus satisfies the independence standards established in Section 2(a)(19) of the 1940 Act and any Commission staff interpretations thereof.
     (bb) The Company has taken all required action under the Securities Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.
     (cc) The Company is duly registered as a closed-end, [non-diversified] management investment company and has elected to be treated as a BDC under the 1940 Act, and the 1940 Act Notification has been duly filed with the Commission.
     (dd) No holders of securities of the Company have rights to the registration of such Securities under the Registration Statement.
     (ee) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the 1940 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement and the Prospectus are accurately derived from such financial statements and the books and records of the Company.
     (ff) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement and the Prospectus or other materials permitted by the Securities Act, the 1940 Act or the Rules and Regulations.
     (gg) All advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Company or the Adviser for use in connection with the offering and sale of the Securities (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the Securities Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the NASD and if required to be filed with the NASD under the NASD’s conduct rules were provided to Clifford Chance US LLP, counsel for the Underwriters, for filing. No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (hh) The Company’s directors’ and officers’ errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations are in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).
     (ii) The Company maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (jj) Except as disclosed in the Registration Statement and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Schedule I hereto.

     (kk) The Company intends to direct the investment of the proceeds of the offering of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.
     (ll) The conduct by the Company of its business (as described in the Registration Statement and the Prospectus) does not require it to be the owner, possessor or licensee of any patents, patent licenses, trademarks, service marks or trade names which it does not own, possess or license.
     (mm) Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Holdings Inc. or J.P. Morgan Securities Inc., and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Holdings Inc. or J.P. Morgan Securities Inc.
     (nn) The Company has been orally advised by DTC that the Securities will be eligible for clearance through DTC.
     (oo) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).
     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by each of the Company, as to matters covered thereby, to each Underwriter.
     2. Representations and Warranties of the Adviser. The Adviser represents and warrants to each Underwriter as set forth below in this Section 2.
     (a) The Adviser has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (b) The Adviser has been duly formed and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware with full power and authority to own or lease, as the case may be, and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Contribution Agreement, the Administration Agreement, the Trademark Agreement and the Management Agreement; and the Adviser is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction as set forth on Schedule III hereto.
     (c) This Agreement has been duly authorized, executed and delivered by the Adviser. The Management Agreement has been duly authorized by the Adviser, and when executed and delivered by the Adviser, will constitute a legal, valid, binding and enforceable instrument of the Adviser (subject applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity); the Contribution Agreement has been duly authorized, executed and delivered by each of the parties thereto and constitutes a legal, valid, binding and enforceable instrument of such parties (subject to bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity); the Administration Agreement has been duly authorized by the Adviser, and when executed and delivered by the Adviser, will constitute a legal, valid, binding and enforceable instrument of the Adviser (subject to bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity); the Trademark Agreement has been duly authorized by the Adviser, and when executed and delivered by the Adviser, will constitute a legal, valid, binding and enforceable instrument of the Adviser (subject to bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity).
     (d) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its respective properties or assets is pending or, to the knowledge of the Adviser, threatened that could reasonably be expected to have a material adverse effect on the performance of this Agreement or any of the Company Agreements, or the consummation of any of the transactions contemplated hereby or thereby, or on the financial condition, prospects, earnings, business or properties of the Adviser taken as a whole, whether or not arising from transactions in the ordinary course of business (collectively, a “Material Adverse Effect”), except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).
     (e) The Adviser owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.
     (f) The Adviser is not in violation or default of (i) any provision of its declaration of trust, certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, operating agreement, charter or other organizational documents, as applicable; (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its properties or assets is subject; or (iii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or of any decree of the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over it or any of its properties, as applicable, except for such violation or default that would not have a Material Adverse Effect.
     (g) No labor problem or dispute with the employees of the Adviser exists or is threatened or imminent, and the Adviser is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors, tenants or customers, except as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).
     (h) The Adviser is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Adviser or its respective business, properties, assets, employees, officers, directors, members, managers and partners are in full force and effect; the Adviser is in compliance with the terms of such policies and instruments; there are no claims by the Adviser under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Adviser has not been refused any insurance coverage sought or applied for; and the Adviser has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.
     (i) The Adviser possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or non-U.S. regulatory authorities necessary to conduct their respective businesses, and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
     (j) Neither the Adviser nor, to the knowledge of the Adviser, any trustee, member, manager, partner, director, officer, agent, employee or Affiliate of the Adviser is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Adviser and, to the knowledge of the Adviser, its Affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (k) The operations of the Adviser are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Money Laundering Laws is pending or, to the best knowledge of the Adviser, threatened.
     (l) Neither the Adviser nor, to the knowledge of the Adviser, any trustee, member, manager, partner, director, officer, agent, employee or Affiliate of the Adviser is currently subject to any U.S. sanctions administered by OFAC.
     (m) The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Management Agreement for the Company as contemplated by the Prospectus.
     (n) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Management Agreement.
     (o) The description of the Adviser and its business, and the statements attributable to the Adviser, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (p) The Adviser has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).
     Any certificate signed by any officer of the Adviser and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Adviser, as to matters covered thereby, to each Underwriter.

     3. Purchase and Sale. (a) Underwritten Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[     ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Option Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [     ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
     4. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [     ], 2007 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.
     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
     5. Offering by the Underwriters of the Securities. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
     6. Agreements. The Company and the Adviser, jointly and severally, agree with the several Underwriters as follows:

     (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 497, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to Rule 497 within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 497 or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (b) If, at any time prior to the filing of the Prospectus pursuant to Rule 497, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the 1940 Act and the Rules and Regulations, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.
     (d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.
     (e) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (g) The Company and the Adviser will not, without the prior written consent of Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Adviser or any affiliate of the Company or the Adviser or any person in privity with the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction for a period of 180 days following the Execution Time, provided, however, that the Company may issue and sell Common Shares pursuant to any dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Exhibit A with prior notice of any such announcement that gives rise to an extension of the restricted period. Nothing in this paragraph shall preclude or be construed to prevent the filing of a registration statement by the Company at any time after the closing date of the offering of the Securities covering the resale of up to [ ] shares of Common Stock by the stockholders identified therein consistent with the disclosure included in the Company’s registration statement on Form N-2 filed with the Securities and Exchange Commission on February [     ], 2007.
     (h) The Company and the Adviser will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (i) The Company and the Adviser agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and the 1940 Act Notification and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus and the

Prospectus, any sales material and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum, dealer agreements and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder; and (xi) any transfer or stamp taxes arising out of the offering of the Securities.
     (j) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to shareholders).
     (k) The Company and the Adviser will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s and the Adviser’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     (l) The Company and the Adviser will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Adviser or their respective businesses, properties, assets, employees, officers, trustees, directors, members, managers and partners will be in full force and effect; the Company and the Adviser will be in compliance with the terms of such policies and instruments. The Company shall elect to be taxable as a RIC within the meaning of Section 851(a) of the Code commencing with its taxable year ending December 31, 2007 by timely filing its 2007 U.S. federal income tax return as a RIC on Internal Revenue Service Form 1120-RIC, and shall maintain such qualification and election in effect for each taxable year during which it is a BDC under the 1940 Act.
     (m) The Company will direct the investment of the net proceeds of the offering of the Securities in such a manner as to comply with the investment objectives, policies and restrictions of the Company as described in the Prospectus.
     (n) The Company will comply with the requirements of Subchapter M of the Code to qualify as a RIC.

     (o) The Company and the Adviser will use their reasonable best efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.
     (p) The Company will use its commercially reasonable efforts to cause the Securities to be eligible for clearance through DTC.
     7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Adviser contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Adviser made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Adviser of their obligations hereunder and to the following additional conditions:
     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the total public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the total public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 497, the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 497; and no stop order suspending the effectiveness of the Registration Statement or order pursuant to Section 8(e) of the 1940 Act shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and any request of the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with in all material respects.
     (b) The Company shall have requested and caused Davis Polk & Wardwell, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect and otherwise acceptable to counsel for the Underwriters that:
     (i) the Company is duly registered with the Commission under the 1940 Act as a closed-end, non-diversified management investment company that has elected to be treated as a BDC and all action has been taken by the Company as required by the Act and the 1940 Act and the Rules and Regulations in connection with the issuance and sale of the Securities; the Management Agreement, the Administration Agreement and the Custodian Agreement comply in all material respects with all applicable provisions of the Securities Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations;
     (ii) the Adviser is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction as set forth on Schedule III;
     (iii) to our knowledge, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for Common Shares or other ownership interests in the Company are outstanding;

     (iv) to our knowledge, except as set forth in the Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any securities of the Company included in the Registration Statement;
     (v) this Agreement has been duly authorized, executed, and delivered by the Company and the Adviser;
     (vi) each of the Company Agreements (to the extent it is a party thereof) has been duly authorized, executed and delivered by the Adviser, and constitutes a valid and binding agreement of the Adviser, enforceable against the Adviser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity;
     (vii) neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement or any of the Company Agreements by the Company or the Adviser (to the extent they are a party thereto), nor the consummation of the transactions herein or therein contemplated or the adoption of the Company’s Dividend Reinvestment Plan (a) conflicts or will conflict with or constitutes or will constitute a breach of any of the organizational documents of the Company or the Adviser, (b) violates any U.S. federal or New York state statute, rule or regulation known to us to be applicable to the Company or the Adviser, (c) violates any order, judgment, writ or decree of any New York state or federal court or governmental authority known to us to be binding on the Company or the Adviser, (d) breaches or results in a default under (or constitute any event which with notice, lapse of time, or both would constitute a breach of or default under) any existing obligation of or restriction on the Company or the Adviser under any of the agreements listed on Annex A to such opinion to which the Company or the Adviser is a party, the breach of or default under which would reasonably be expected to have a Material Adverse Effect, or which would materially and adversely affect the ability of the Company or the Adviser to perform its obligations under this Agreement or any of the Company Agreements (to the extent they are a party thereto), except that we express no opinion regarding any state, blue sky or foreign securities laws, or regarding the Company’s or the Adviser’s compliance with financial covenants in such agreements or (e) causes the creation of any security interest or lien upon any of the property of the Company or the Adviser;
     (viii) such counsel has considered the statements relating to legal matters included in the Disclosure Package and the Prospectus under the captions “Contribution,” “Management” and “Certain Relationships” to the extent that the statements therein relate to summaries of the Company’s agreements, and “Regulation” and “Shares Eligible for Future Sale.” In such counsel’s opinion, such statements fairly summarize such matters in all material respects;
     (ix) the descriptions of the U.S. federal tax laws and the conclusions as to such laws contained in the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” are accurate in all material respects and fairly summarize the U.S. federal tax laws referred to therein;
     (x) such counsel is not aware of any action, suit or proceeding pending or threatened against the Company, the Adviser or their respective officers or directors that individually or in the aggregate, is reasonably expected to have a Material Adverse Effect;
     (xi) no order, consent, permit or approval of or filing with any federal or state governmental body or agency under U.S. federal or New York state law that in such counsel’s experience is normally applicable to transactions of the type contemplated by this Agreement is required on the part of the Company for the execution, delivery and performance by the Company of its obligations under this Agreement and each of the Company Agreements, or the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation, the issuance, sale and delivery of Securities by the Company, other than (a) any regulatory filings, consents or approvals made, required to be made, obtained or required to be obtained so that the Company will be duly licensed to conduct its business as described in the Disclosure Package and the Prospectus and (b) such as have been made or obtained under the Securities Act and the 1940 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Disclosure Package and the Prospectus;
     (xii) no order, consent, permit or approval of or filing with any federal or state governmental body or agency under U.S. federal or New York state law that in such counsel’s experience is normally applicable to transactions of the type contemplated by this Agreement is required on the part of the Adviser for the execution, delivery and performance by the Adviser of its obligations under this Agreement, the Management Agreement, the Administration Agreement, the Trademark Agreement or the Contribution Agreement, other than (a) any regulatory filings, consents or approvals made, required to be made, obtained or required to be obtained so that the Company will be duly licensed to conduct its business as described in the Disclosure Package and the Prospectus and (b) such as have been made or obtained under the Securities Act and the 1940 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement, the Disclosure Package and the Prospectus;
     (xiii) the Company has duly elected to be regulated by the Commission as a BDC under the Investment Company Act, and no order of suspension or revocation has been issued or proceedings therefor initiated or threatened by the Commission. Such election is effective and, subject to the filing of the Prospectus, all required action has been taken by the Company under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Stock as provided in this Agreement; and (B) the provisions of the Company’s Charter and Bylaws, the Investment Advisory Agreement and the Dividend Reinvestment Plan comply in all material respects with the requirements of the Investment Company Act;
     (xiv) the Registration Statement has become effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 497 have been made in the manner and within the time period required by Rule 497; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the 1940 Act and the Rules and Regulations; and
     (xv) assuming the representations and warranties of the Adviser and the Investors (as defined in the Contribution Agreement) contained in the Contribution Agreement are true, correct and complete, it was not necessary in connection with the issuance and offering of the Common Shares (as defined in the Contribution Agreement) in accordance with the Contribution Agreement to register the Common Shares under the Securities Act.
     In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Adviser and public officials.
     Such counsel shall also state that, while they have not checked the accuracy, completeness or fairness of or otherwise verified the information furnished with respect to other matters in the Disclosure Package or the Prospectus, they have generally reviewed and discussed with representatives of the Company and with certain officers and employees of and internal counsel for the Company, the information furnished, whether or not subject to their check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, nothing has come to their attention that causes them to believe that, (i) the Disclosure Package, when taken together with the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, as of the time of the Execution Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Prospectus, as of its date contained, or as of the Closing Date or any settlement date of the Option Securities contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinion and belief, such counsel may state that they have not been called to pass upon, and express no opinion or belief as to, any financial or accounting data included in the Disclosure Package or the Prospectus and are not passing upon the adequacy or accuracy of the derivation of compilation of the statistical data included in the Disclosure Package or the Prospectus. In addition, such counsel may state that they express no belief as to the conveyance of the Disclosure Package to any purchaser of the Securities.
     References to the Prospectus in this Section 6(a) include any amendment or supplement thereto at the Closing Date.
     (c) The Company shall have requested and caused Venable LLP, Maryland counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect and otherwise acceptable to counsel for the Underwriters that:

(i) the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT;

(ii) the Company has the corporate power to conduct its business as described in the Prospectus under the caption “Business,” to execute and deliver this Agreement, the Administration Agreement, the Portfolio Acquisition Agreement and the Trademark Agreement, and to perform its obligations thereunder and under the Management Agreement and the Custodian Agreement;

(iii) at the time it entered into such agreements, GSC LLC had the limited liability company power to execute and deliver the Contribution Agreement, the Management Agreement and the Custodian Agreement, and to perform its obligations thereunder;

(iv) the Company has an authorized capitalization as set forth in the Prospectus under the caption “Description of Our Common Stock.” The outstanding shares of Common Stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable, and free and clear of any preemptive rights or any similar rights arising under the Maryland General Corporation Law (the “MGCL”), the Charter or the Company Bylaws, except as provided in the Prospectus. The issuance of the Shares has been duly authorized and, when issued in accordance with the Underwriting Agreement and in exchange for the consideration set forth therein, the Shares will be validly issued, fully paid and nonassessable, and will be free and clear of any preemptive rights or any similar rights arising under the Maryland General Corporation Law, the Charter or the Company Bylaws, except as provided in the Prospectus;

(v) each of this Agreement, the Administration Agreement, the Portfolio Acquisition Agreement and the Trademark Agreement has been duly authorized, executed and, as far as known to us, delivered by the Company and the Contribution Agreement, the Management Agreement and the Custodian Agreement have been duly authorized, executed and, so far as known to us, delivered by GSC LLC;

(vi) the statements in the Prospectus set forth under the captions “Risk Factors — Provisions of our governing documents and the Maryland General Corporation Law could deter takeover attempts and have an adverse impact on the price of our common stock” and “Description of Our Common Stock,” to the extent that such statements constitute summaries of Maryland law or summaries of certain provisions of the Charter and Company Bylaws, are correct in all material respects;

(vii) no approval of any Maryland governmental authority or agency, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution and delivery by the Company of the Company Agreements or the execution and delivery by GSC LLC of the Contribution Agreement, the Management Agreement and the Custodian Agreement;

(viii) neither the execution and delivery by the Company of this Agreement, the Administration Agreement, the Portfolio Acquisition Agreement and the Trademark Agreement, nor the performance by the Company of its obligations under this Agreement, the Administration Agreement, the Portfolio Acquisition Agreement, the Trademark Agreement, the Contribution Agreement, the Management Agreement and the Custodian Agreement and the compliance by the Company with the terms and provisions thereof, violates (a) the Charter or the Company Bylaws or (b) any Maryland statute, law, rule or regulation applicable to the Company; and

(ix) neither the execution and delivery by GSC LLC of the Contribution Agreement, the Management Agreement and the Custodian Agreement, nor the performance by GSC LLC of its obligations thereunder and the compliance by GSC LLC with the terms and provisions thereof, violates (a) the Articles, the Operating Agreement or GSC LLC’s Bylaws or (b) any Maryland statute, law, rule or regulation applicable to GSC LLC.

     (d) The Company shall have requested and caused David L. Goret, Esq., internal counsel for the Adviser, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect and otherwise acceptable to counsel for the Underwriters that:

     (i) the Adviser has the power and authority to conduct its business as described in the Disclosure Package and the Prospectus, to execute and deliver this Agreement and the Company Agreements, and to perform its obligations under this Agreement and the Company Agreements, and in each case to consummate the transactions contemplated thereby.
     (e) The Company shall have requested and caused Maples and Calder, Cayman Islands counsel for CDO Fund III, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect and otherwise acceptable to counsel for the Underwriters that:
     (i) CDO Fund III has been duly incorporated and is validly existing as an exempted company, and is in good standing under the laws of the Cayman Islands, with full power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Portfolio Acquisition Agreement;
     (ii) the Portfolio Acquisition Agreement has been duly authorized, executed and delivered by CDO Fund III; and
     (iii) neither the issuance and sale of the Securities, the execution, delivery or performance of the Company Agreements by CDO Fund III (to the extent it is a party thereto), nor the consummation of the transactions therein contemplated conflicts or will conflict with or constitutes or will constitute a breach of any of the memorandum and articles of association of CDO Fund III.
     (f) The Company shall have requested and caused Stroock & Stroock & Lavan, counsel for CDO Fund III, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect and otherwise acceptable to counsel for the Underwriters that:
     (i) the Portfolio Acquisition Agreement constitutes a valid and binding agreement of CDO Fund III, enforceable against CDO Fund III in accordance with its terms;
     (ii) the execution, delivery and performance of the supplemental amendment, dated [___], 2007 (the “Third Supplemental Indenture”), to the indenture, dated as of December 4, 2001, as previously amended, among CDO Fund III, GSC Partners CDO Fund III, Corp., Financial Security Assurance Inc. and U.S. Bank National Association (the “Indenture”), and the issuance and sale of certain notes by CDO Fund III (the “CDO Fund III Notes) to the holders of the CDO Fund III Notes pursuant to the Indenture, as amended by the Third Supplemental Indenture, do not (a) violate any U.S. federal or New York state statute, rule or regulation known to us to be applicable to CDO Fund III, except that such counsel expresses no opinion regarding any state, blue sky or foreign securities laws, (b) to such counsel’s knowledge, violate any judgment, writ or decree of any New York state or federal court or governmental authority known to us to be binding on CDO Fund III, except that such counsel expresses no opinion regarding any state, blue sky or foreign securities laws, (c) breach or result in a default under (or constitute any event which with notice, lapse of time, or both would constitute a breach of or default under) the Indenture (with respect to the execution, delivery and performance of the Third Supplemental Indenture) or the Indenture, as amended by the Third Supplemental

Indenture (with respect to the issuance and sale of CDO Fund III Notes to the holders of the CDO Fund III Notes), the breach of or default under which would reasonably be expected to have a Material Adverse Effect, or which would materially and adversely affect the ability of CDO Fund III to perform its obligations under the Indenture, as amended by the Third Supplemental Indenture, or the Portfolio Acquisition Agreement, except that such counsel expresses no opinion regarding CDO Fund III’s compliance with financial covenants in such agreements, or (d) to such counsel’s knowledge, cause the creation of any security interest or lien upon any of the property of CDO Fund III (except any security interest or lien created by the Portfolio Acquisition Agreement and the Indenture, as amended by the Third Supplemental Indenture). Such counsel expresses no opinion, however, as to when and under what circumstances any CDO Fund III Notes initially sold to the holders of the CDO Fund III Notes may be reoffered or resold;
     (iii) the execution, delivery and performance by CDO Fund III of the Portfolio Acquisition Agreement and the consummation of the transactions contemplated by such agreement do not (a) violate any U.S federal or New York state statute, rule or regulation known to such counsel to be applicable to CDO Fund III, except that such counsel expresses no opinion regarding any state, blue sky or foreign securities laws or the federal securities laws, (b) to such counsel’s knowledge, violate any judgment, writ or decree of any New York state or federal court or governmental authority known to such counsel to be binding on CDO Fund III, except that such counsel expresses no opinion regarding any state, blue sky or foreign securities laws or the federal securities laws, (c) breach or result in a default under (or constitute any event which with notice, lapse of time, or both would constitute a breach of or default under) any existing obligation of or restriction on CDO Fund III under the Indenture, as amended by the Third Supplemental Indenture, the breach of or default under which would reasonably be expected to have a Material Adverse Effect, or which would materially and adversely affect the ability of CDO Fund III to perform its obligations under the Indenture, as amended by the Third Supplemental Indenture, or the Portfolio Acquisition Agreement, except that such counsel expresses no opinion regarding CDO Fund III’s compliance with financial covenants in such agreements, or (d) to such counsel’s knowledge, cause the creation of any security interest or lien upon any of the property of CDO Fund III (except any security interest or lien created by the Portfolio Acquisition Agreement and the Indenture, as amended by the Third Supplemental Indenture); and
     (iv) all consents expressly required under the Indenture for the execution, delivery and performance by CDO Fund III of the Portfolio Acquisition Agreement and the Third Supplemental Indenture have been obtained.
     (g) The Representatives shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Disclosure Package and the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company and the Adviser shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (h) Each of the Company and the Adviser shall have furnished to the Representatives a certificate of the Company and the Adviser, signed by each such entity’s (x) Chairman of the Board or President or equivalent officer and (y) principal financial or accounting officer or equivalent officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package or the Prospectus, any amendment or supplement to the Disclosure Package or the Prospectus and this Agreement and that the representations and warranties of the Company and the Adviser in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Company and the Adviser has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
     (i) At the Execution Time and at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Representatives a “comfort letter,” dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.
     (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).
     (k) Prior to the Execution Time, the Company shall have furnished to the Representatives letters substantially in the form of Exhibit A hereto from each of the Persons set forth on Schedule V hereto, addressed to the Representatives.
     (l) The Company and the Adviser shall have furnished to the Representatives, a copy, duly executed by the Company and the Adviser, of the Administration Agreement.
     (m) The Company and the Adviser shall have furnished to the Representatives, a copy, duly executed by the Company and the Adviser, of the Trademark Agreement.
     (n) The Company shall have furnished to the Representatives, a copy, duly executed by the Company, of the Custodian Agreement.
     (o) The Company shall have furnished to the Representatives a copy, duly executed by the Company, of the Contribution Agreement.
     (p) The Company and the Adviser shall have furnished to the Representatives, a copy, duly executed by the Company and the Adviser, of the Management Agreement.
     (q) Prior to the Closing Date, the Company and the Adviser shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 6 will be delivered at the office of Clifford Chance US LLP, at 31 West 52nd Street, New York, NY 10019.
     8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company or the Adviser to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Adviser will be jointly and severally responsible for reimbursing the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     9. Indemnification and Contribution. (a) The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the Securities as originally filed or in any amendment thereof (and including any post-effective amendment, any Rule 462(b) Registration Statement and any Rule 430A Information deemed to be included or incorporated therein), or in any Preliminary Prospectus, the Prospectus, the Disclosure Package or in any sales material (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Adviser by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Adviser may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company and the Adviser, each of its directors, each of its officers who sign the Registration Statement, and each person who controls the Company or the Adviser within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Adviser to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Adviser acknowledge that the statements set forth in (i) the [penultimate paragraph] of the cover page regarding delivery of the Securities and (ii) the ninth, tenth and eleventh paragraphs under the heading “Underwriting” related to stabilization, additional allotment and syndicate covering transactions in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Adviser and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Adviser and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser on the one hand (treated jointly for this purpose as one person) and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder; and further provided that the Underwriters shall be required to seek contribution from the Company before seeking contribution from the Adviser. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Adviser and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Adviser on the one hand (treated jointly for this purpose as one person) and the

Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Adviser (treated jointly for this purpose as one person) shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Adviser on the one hand (treated jointly for this purpose as one person) or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Adviser within the meaning of either the Securities Act or the Exchange Act, each officer of the Company and the Adviser who shall have signed the Registration Statement and each director of the Company and the Adviser shall have the same rights to contribution as the Company and the Adviser, subject in each case to the applicable terms and conditions of this paragraph (d).
     (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability from claimants on claims that are the subject matter of such action, suit or proceeding.
     (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Adviser set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Adviser or their shareholders, trustees, directors, managers, members or officers or any person controlling the Company or the Adviser (control to be determined within the meaning of the Securities Act or the Exchange Act), (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or to the Company, the Adviser or their shareholders, trustees, directors, managers, members or officers or any person controlling any Underwriter, the Company or the Adviser shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.
     10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Adviser. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, without liability on the part of the Underwriters to the Company or the Adviser, by notice given to the Company or the Adviser prior to delivery of and payment for the Securities, if at any time prior to such time (a) trading in the Company’s Common Shares shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or the NASDAQ shall have been suspended or limited or minimum prices shall have been established on the exchange, (b) a banking moratorium shall have been declared either by federal or New York State authorities or (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).
     12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Company and the Adviser or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Adviser or any of the officers, trustees, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.
     13. Notices. All notices and other communications, provided for or permitted hereunder shall be made in writing and effective only upon receipt, and shall be delivered by facsimile (with receipt confirmed), electronic mail, overnight courier or registered or certified mail, return receipt requested, or by telegram:
(i)	if to the Representatives, to:

c/o Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: General Counsel Telecopy No.: (212) 816-7912

and

c/o J.P. Morgan Securities Inc. 277 Park Avenue

New York, New York 10172 Attention: Associate General Counsel Telecopy No.: (212) 622-6002

and

c/o Wachovia Capital Markets, LLC 301 South College Street Charlotte, NC 28288 Attention: General Counsel Telecopy No.: [___]

with a copy to (for informational purposes only):

Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Attention: Jay L. Bernstein, Esq. and Richard I. Horowitz, Esq. Telecopy No.: (212) 878-8375

(ii) if to the Company or the Adviser, to:

GSC Investment LLC 500 Campus Drive, Suite 200 Florham Park, New Jersey 07932 Attention: Chief Financial Officer Telecopy No.: (973) 593-5454

with a copy to (for informational purposes only):

Davis Polk &Wardwell 450 Lexington Avenue New York, New York 10017 Attention: Winthrop Conrad, Esq. Telecopy No.: (212) 450-3890
     14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
     15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     16. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. federal income tax treatment and U.S. federal income tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.
     17. No Fiduciary Duty. The Company and the Adviser hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Adviser, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) each of the Underwriters is acting as principal and not as an agent or fiduciary of the Company or the Adviser, and (c) the Company’s and the Adviser’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Adviser agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Adviser on related or other matters). Each of the Company and the Adviser agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Adviser, in connection with such transaction or the process leading thereto.
     18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     19. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     22. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “1940 Act” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “1940 Act Rules and Regulations” shall mean the rules and regulations of the Commission under the 1940 Act.
     “1940 Act Notification” shall mean a notification of registration of the Company as an investment company that has been elected to be treated as a BDC under the 1940 Act on Form N-54A, as the 1940 Act Notification may be amended from time to time.
     “Adviser” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

     “Advisers Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Advisers Act.
     “Administration Agreement” shall have the meaning as defined in Section 1(f) of this Agreement.
     “BDC” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “CDO Fund III” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Closing Date” shall have the meaning as defined in Section 4 of this Agreement.
     “Code” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Commission” shall mean the Securities and Exchange Commission.
     “Common Shares” shall mean common stock, par value $0.0001 per share, of the Company.
     “Company” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Company Agreements” shall mean the Administration Agreement, Contribution Agreement, Custodian Agreement, Management Agreement, Portfolio Acquisition Agreement and Trademark Agreement.
     “Contribution Agreement” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Custodian Agreement” shall have the meaning as defined in Section 1(f) of this Agreement.
     “Disclosure Package” shall mean the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, and the information set forth in Schedule VI.
     “Dividend Reinvestment Plan” means the Company’s Dividend Reinvestment Plan effective as of [___], [___].
     “DTC” shall mean The Depository Trust Company.
     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
     “ERISA” shall have the meaning as defined in Section 1(v) of this Agreement.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “FCPA” shall have the meaning as defined in Section 1(w) of this Agreement.
     “GSC LLC” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Investment Advisory Agreement” means the Investment Advisory Agreement dated as of [___], [___] between the Company and the Adviser.
     “Investors” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “LLC shares” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Losses” shall have the meaning as defined in Section 9(d) of this Agreement.
     “Management Agreement” shall have the meaning as defined in Section 1(f) of this Agreement.
     “Material Adverse Effect” shall have the meaning as defined in Section 1(m) of this Agreement.
     “Merger Transaction” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Money Laundering Laws” shall have the meaning as defined in Section 1(x) of this Agreement.
     “NASD” shall mean the National Association of Securities Dealers, Inc.
     “NYSE” shall have the meaning as defined in Section 1(h) of this Agreement.
     “OFAC” shall have the meaning as defined in Section 1(y) of this Agreement.
     “Option Securities” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Portfolio” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Portfolio Acquisition Agreement” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

     “Prospectus” shall mean the prospectus and any amendment or supplement thereto relating to the Securities that is first filed pursuant to Rule 497 after the Execution Time or, if no filing pursuant to Rule 497 is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.
     “Representatives” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “RIC” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
     “Rule 497” refers to Rule 497(c) or 497(h) under the Securities Act, as applicable.
     “Rules and Regulations” shall mean, collectively, the Securities Act Rules and Regulations and the 1940 Act Rules and Regulations.
     “sales material” shall have the meaning as defined in Section 1(gg) of this Agreement.
     “SDAT” shall have the meaning as defined in Section 1(f) of this Agreement.
     “Securities” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Securities Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Act.
     “settlement date” shall have the meaning as defined in Section 1(b) of this Agreement.
     “Trademark Agreement” shall have the meaning as defined in the introductory paragraphs of this Agreement.

     “Underwriters” shall have the meaning as defined in the introductory paragraphs of this Agreement.
     “Underwritten Securities” shall have the meaning as defined in the introductory paragraphs of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser and the several Underwriters.

Very truly yours, GSC Investment Corp.
By:
Name:
Title:

GSCP (NJ), L.P. By: GSCP (NJ), Inc., its General Partner
By:
Name:
Title:

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.
By: Citigroup Global Markets Inc.

By:
Name:
Title:

By: J.P. Morgan Securities Inc.

By:
Name:
Title:

By: Wachovia Capital Markets, LLC

By:
Name:
Title:

For themselves and the other several
Underwriters named in Schedule I to the
foregoing Agreement.

SCHEDULE I
Underwriters

Number of Firm
Underwriters	Securities to be Purchased
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Wachovia Capital Markets, LLC
BMO Capital Markets Corp.
Ferris, Baker Watts, Incorporated
Stifel, Nicolaus & Company, Incorporated
Total

SCHEDULE II
Foreign Qualifications of the Company
New Jersey
New York

SCHEDULE III
Foreign Qualifications of the Adviser
New Jersey

SCHEDULE IV
Beneficial Owners of Common Shares of the Company

Owner of Record	Number of Common Shares
GSC Secondary Interest Fund, LLC	[ ]

SCHEDULE V
Persons / Entities Delivering Lock-Up Letters
Peter K. Barker
Steven M. Looney
Daniel S. Lynch
Charles S. Whitman III
Thomas V. Inglesby
Richard M. Hayden
Robert F. Cummings, Jr.
David L. Goret
Richard T. Allorto, Jr.
Michael J. Monticciolo
GSCP (NJ), L.P.
GSCP (NJ), Inc.
GSC Partners

SCHEDULE VI
[To include only share price and number of shares sold]

EXHIBIT A
[Letterhead of officer or director of the Company or certain affiliated purchasers]
____________, 2007
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     This letter is being delivered to you in connection with a proposed Underwriting Agreement (the “Underwriting Agreement”) between GSC Investment Corp., a Maryland corporation (the “Company”), GSCP (NJ), L.P., a Delaware limited partnership (the “Adviser”), and each of you as representatives of a group of Underwriters named therein, relating to an offering of shares of common stock, $0.0001 par value, of the Corporation (the “Common Shares”).
     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of both Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned of, file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any Common Shares or any securities convertible into, or exercisable or exchangeable for such Common Shares, or publicly announce an intention to effect any such transaction, for a period of 180 days following the closing date of the initial public offering relating to the Common Shares, other than Common Shares disposed of as bona fide gifts (so long as the donee shall agree to be bound by the terms of this letter).
     If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,
By:
Name:
Title